UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 27, 2022

PEAPACK-GLADSTONE FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16197	22-3537895
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

500 Hills Drive, Suite 300, Bedminster, New Jersey	07921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(908) 234-0700

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	PGC	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2022, the Boards of Directors of Peapack-Gladstone Financial Corporation (the “Company”) and Peapack-Gladstone Bank (the “Bank”) appointed Frank A. Cavallaro as Senior Executive Vice President of the Company and the Bank, effective on October 31, 2022.  Mr. Cavallaro was also appointed as and Chief Financial Officer of the Company and the Bank, which appointment will become effective on November 10, 2022.  The press release dated October 31, 2022 announcing the appointment of Mr. Cavallaro is attached hereto as Exhibit 99.1 and incorporated herein.

Mr. Cavallaro, age 53, has worked for First Bancorp, Inc. and Republic Bank since 2009, serving as an executive vice president and Chief Financial Officer since 2012.  Mr. Cavallaro, a certified public accountant, has more than twenty-five years of experience in the financial services industry and, prior to that, three years of experience in public accounting with Ernst & Young LLP.

Mr. Cavallaro is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

In connection with Mr. Cavallaro’s appointment, the Company and the Bank entered into an employment agreement with Mr. Cavallaro, effective as of October 31, 2022.  The employment agreement provides for an initial term through December 31, 2024.  Under the employment agreement, commencing as of January 1, 2023, and on each subsequent January 1st thereafter, the term of the agreement will extend for one additional year so that the remaining term will become three years unless the Bank and/or the Company or the executive provides written notice to the other at least 30 days before a renewal date.  The employment agreement provides that for an initial base salary of $375,000 for Mr. Cavallaro.  His base salary may be increased but cannot be decreased unless written consent is received from the executive.   In addition to base salary, the employment agreement provides for, among other things, participation in bonus, short-term, and long-term incentive programs and other benefit plans and arrangements applicable to executive officers.

Under the employment agreement, the Bank and/or the Company may terminate the executive’s employment for “cause” (as defined in the agreement) at any time, in which event the executive would have no right to receive compensation or other benefits for any period after the executive’s termination of employment.  In the event of the executive’s involuntary termination of employment other than for cause or voluntary termination for “good reason” (as defined in the agreement), then the executive would be entitled to a severance payment equal to the greater of (1) two times the executive’s base salary or (2) the amount of base salary that the executive would have earned had the executive remained employed for the remaining term.  The severance payments will be payable in equal installments in accordance with the Bank’s regular payroll practices over a two-year period.

In the event of the executive’s involuntary termination of employment for a reason other than for cause or upon the executive’s voluntary termination for good reason on or within 24 months of a “change in control” of the Company or the Bank (as defined in the agreement), the executive would become entitled to a severance payment in the form of a cash lump sum equal to the sum of three times the executive’s base salary plus three times the greater of (1) the executive’s average annual cash bonus (but not less than target) for the three annual performance periods preceding the date of the executive’s termination of employment or (2) the annual bonus paid to the executive for the most recent annual performance period.  The severance payment is payable within 30 days following the date of the executive’s termination of employment.  In addition, provided that the executive is eligible and timely elects continuing coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”), the Bank will pay the executive consecutive monthly cash payments equal to the monthly COBRA premium for the level of coverage in effect for the executive (including the executive’s spouse and dependents) under the Bank’s group health plan for 18 months following the executive’s termination of employment.  Following the 18-month period, if the executive secures an individual policy for health coverage, the Bank will reimburse the executive for the monthly cost of such coverage for the period commencing the first day following the 18-month period and ending the last day of the 36-month period following the executive’s date of termination, provided, however, that the amount of such reimbursements for any month will not exceed the monthly cost of COBRA.

Upon termination of the executive’s employment (other than following a change in control), the executive will be subject to certain restrictions on the executive’s ability to compete or to solicit customers or employees of the Bank and the Company for a period of one year following the date of the executive’s termination of employment.  The employment agreement also includes provisions protecting the Company’s and Bank’s confidential business information.

The foregoing description of the employment agreement does not purport to be complete and it is qualified in its entirety by reference to the form of the employment agreement attached hereto as Exhibit 10.1 of this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement, dated as of October 31, 2022, by and among Peapack-Gladstone Financial Corporation, Peapack-Gladstone Bank and Frank A. Cavallaro

99.1	Press Release, dated October 31, 2022

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated: October 31, 2022	By: /s/ Douglas L. Kennedy
Douglas L. Kennedy
President and Chief Executive Officer